ASSET ACQUISITION AGREEMENT


This   Agreement  is  made  this  date,  by  and  between  TWIN  FACES   EAST
ENTERTAINMENT  CORPORATION  ("Company") and PANGAEA  EDUCATION  SYSTEMS,  LLC
("PAN").

WHEREAS,   the  Company  is  engaged  in  the  business  of  development   of
intellectual and entertainment properties and desires to acquire the assets and intellectual properties of PAN and employ its President and;

WHEREAS, PAN desires to transfer (sell) all of its assets, name, patents, trademarks, copyrights, and other intellectual properties to, and be employed by, the Company.


NOW THEREFORE IT IS AGREED AS FOLLOWS:


Section 1.     Type of Transaction.
           Asset Acquisition of PAN with payment in Preferred stock in the Company. PAN's Assets shall be acquired by Pangaea Education Systems, Inc. (a to be incorporated Nevada corporation and wholly owned subsidiary of the Company, hereinafter referred to as "PES").


Section 2.     Assets and Intellectual Property.
           Defined in the attached "Exhibit A" and includes all of the intellectual properties, assets whether physical or intellectual, name, trademarks, patents, copyrights or similar properties that will become the property of the Company. PAN hereby warrants that each and all of the assets as defined in "Exhibit A" are free and clear of any encumbrance, liens, or attachments of any kind.


Section 3.     Timing.
           The "Effective Date" of this acquisition will be within ten (10) days of execution of this document.


Section 4.     Payment Terms.
           Within 30 days of the effective date of this agreement the Company will issue one million five hundred thousand (1,500,000) shares of Preferred stock of the Company. The stock will carry conversion rights to common on an annual basis the first week of January each year after 12-31-03 according to a formula as defined in "Exhibit C".

          Within 30 days of completion of the first quarter end of a positive EBITDA (Earnings Before Interest Taxes Depreciation and Amortization) as a wholly owned subsidiary, PAN will receive a five hundred thousand share bonus of Common stock of the Company. This performance bonus must occur before 01-01-03 at which time this bonus expires. This stock is subject to SEC Rule 144 restriction including a mandatory two-year restriction from sale that PAN agrees to support.

Section 5. Return of Assets; Spin-off. In the event PES is unable to sufficiently utilize the PAN assets to generate a positive EBITDA in excess of $100,000 within eighteen (18) months from the Effective Date, at the sole option of PAN, the Company agrees to Spin-off 100% of PES to PAN. In consideration for the Spin-off and 100% of the PES shares, PAN will return all preferred shares issued pursuant to Section 4 above to the Company.

      The sole intention of this Section 5 is to allow PAN the right, if the Company and PES are unable to utilize the assets as initially intended, to be placed in as close to the same position as before entering into this Agreement.

Section 6.     Employment Agreement, Consulting Agreement
          See "Exhibit B" attached.


Section 7. Severability. The covenants set forth in this Agreement above shall be construed as a series of separate covenants, one for each county in each of the states of the United States to which such restriction applies. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included in this Agreement, or shall find that the term or geographical scope of one or more of the separate covenants is unreasonably broad, the parties shall use their best good faith efforts to attempt to agree on a valid provision which shall be a reasonable substitute for the invalid provision. The reasonableness of the substitute provision shall be considered in light of the purpose of the covenants and the reasonable prospectable interests of the Company and PAN. The substitute provision shall be incorporated into this Agreement. If the parties are unable to agree on a substitute provision, then the invalid or unreasonably broad provision shall be deemed deleted or modified to the minimum extent necessary to permit enforcement.

Section 8. Confidentiality. PAN acknowledges that it will develop and be exposed to information that is or will be confidential and proprietary to the Company. The information includes customer lists, marketing plans, pricing data, product plans, software, and other intangible information. Such information shall be deemed confidential to the extent not generally known within the trade. PAN agrees to make use of such information only in performance of its duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know.

Section 9. Remedies. PAN acknowledges that monetary damages would be inadequate to compensate the Company for any breach by PAN of the covenants set forth in this Agreement. PAN agrees that, in addition to other remedies which may be available, the Company shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any breach, or both, without the necessity of proving actual damages.

Section  10.     Waiver.   The waiver by the Company of  the  breach  of  any
provision of this Agreement by PAN shall not operate or be construed as a waiver of any subsequent breach by PAN.

Section 11. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 12. Arbitration. If at anytime during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction thereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by both parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association (AAA) and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the AAA, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

Section 13. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

     This Agreement is made and entered this 24th day of October 2001.

Company:                                     PAN:
Twin  Faces East Entertainment Corporation    Pangaea Education Systems,  LLC
By:/s/ Michael Smolanoff                     By:/s/ James Hansen
Michael Smolanoff, PhD, CEO                  James  D.  Hansen,  Ph.D.,  CEO,
                                             Member

                                             /s/ Suzanne Miller
                                             Suzanne Miller, Ph.D.,
                                             President, Member

                                             /s/ Stephen White
                                             Stephen White, Member

                                  Exhibit A
                       To Asset Acquisition Agreement

                                 ASSET LIST

Trademarks- None

Copyrights- None

Company name(s), product name(s)
Pangaea Education
Pangaea
Pangaea Education, Inc.
  Other names as reflected in Due Diligence Binder provided by PAN

Contracts and Agreements
Services Contract(s) with Magellan Concepts
Services Contract(s) with FL Gulf Coast Univ. (HIPPA)
Intent Letters with ADSI, ADSE, and other related unnamed entities Intent Letters with Empower and related entities
Ownership interest in the company known as "The Core Group LLC"

Other Intellectual Properties
Any and all other work in process Agreements, Seminars, Intent Letters, and other revenue generating opportunities relating to Pangaea (in any form or under any name), its successors or assigns, since January 1, 2001.



Company:                                     PAN:
Twin  Faces East Entertainment Corporation    Pangaea Education Systems,  LLC
By:/s/ Michael Smolanoff                     By:/s/ James Hansen
Michael Smolanoff, PhD, CEO                  James D. Hansen, Ph.D., CEO

                                  Exhibit B
                       To Asset Acquisition Agreement

                        CONSULTING AGREEMENT - HANSEN

      This Consulting Agreement (the Agreement) is made this 24TH day of October 2001 by and between James D. Hansen, Ph.D., member and CEO of Pangaea Education Systems, LLC (the Consultant), and Pangaea Education Systems, Inc., a Nevada Corporation with primary offices located in Henderson, Nevada (the Company).

      Whereas Consultant has expertise in effective communications with potential investors, relationships with health care and related companies requiring substantial HIPPA and COPA compliance, potential Company clients for privacy and security related analysis and training and a knowledge of the Company; and

     Whereas the Company desires to retain Consultant to advise and assist in development of its client base and business of distance learning and privacy and security training and development of clients and potential clients; and

      Whereas Consultant has promised to use the best of his skills and abilities to use this working knowledge to develop a stronger client base and convert potential Company clients into revenue producing customers, and offer the Right of First Refusal to the Company for any existing or potential Consultant client related to the Company's business under the terms set forth below.

1-    Engagement.         Consultant will use his total resources,  database,
client base and other means at his disposal to develop additional clients and business and expand upon current business in place or in development for the company.

2-   Term.  For a period of one year commencing this date.

3-    Time  and Effort.   Consultant shall use his best efforts to accomplish
those goals contained herein.

4- Compensation. The Company shall pay Consultant $3,000 per month plus give Consultant the option to become employed by the Company as its Chairman of the Board at a compensation package equal to that of the President of the Company.

Additional compensation may be awarded solely at the Company discretion based on additional performance. Such additional compensation is neither implied not guaranteed but totally at the Company's direction.

5- Independent Contractor and No Agency Relationship. Consultant shall be paid as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all this own taxes, insurance, licenses and fees and expenses related to his business and this Agreement.

6-    Termination.       Either party may terminate this relationship with 30
days notice to the other without cause, provided all compensation is current at anytime after the initial one-year term.

7-    Governing  Law.   This Agreement is being executed under  and  will  be
governed by the laws of the State of Nevada.


     In witness whereof, the parties have executed this Agreement on the date written below:


     The Company                                  Consultant
     Pangaea Education Systems, Inc.              James D. Hansen

     By:/s/ Stanley Teeple                       By:/s/ James Hansen
        Stanley L. Teeple, Secretary/Treasurer       James Hansen

                        To Asset Acquisition Agreement

                       EMPLOYMENT AGREEMENT  (Miller)


This   Agreement  is  made  this  date,  by  and  between  TWIN  FACES   EAST
ENTERTAINMENT CORPORATION ("Employer and/or Company") and Suzanne Miller, ("Employee").

WHEREAS,  the  Employer  is  engaged  in  the  business  of  development   of
intellectual and entertainment properties; and

WHEREAS, the Employer desires to retain the services of the Employee in the capacity as President of its Pangaea Education Systems, Inc. operating Subsidiary (Pangaea).

NOW THEREFORE IT IS AGREED AS FOLLOWS:

Section 1. Employment. The Employer agrees to employ the Employee and the Employee agrees to accept the employment described in this Agreement.

Section 2. Duties. The Employee shall serve as President of Pangaea with such duties as are customarily associated with such position. The Employee shall be responsible for day-to-day management of operations, strategic planning, and implementation of the Employer's business as directed by the Company President.

Section 3. Extent of Services. The Employee shall devote the majority of her working time, attention, and energies to the performance of his duties and shall not be engaged in any competing business activity, whether or not pursued for gain. The Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement. The duties shall be rendered either at the Employer's offices or from his home, or at other place or places of business and at such times as the needs of the Employer may dictate.

Section 4. Term. The term of this agreement shall begin upon execution of this Agreement and shall continue for a five-year period. The parties presently anticipate that the employment relationship may continue beyond this five-year term primarily pending project availability and funding. This Agreement shall not give the Employee and enforceable right to employment beyond this term.

Section 5.     Compensation. (to immediately accrue and be paid upon funding)-

5.1 Base Compensation. The Employee will receive a base salary of $150,000 per year, payable in accordance with the Employer's standard payroll procedures. The Employee is eligible for performance-based bonuses, but there is no assurance or expectation that the bonuses will be paid. Bonuses will be paid, if at all, at the sole discretion of the Board of Directors.

5.2 Benefits. The Employee shall receive immediate family medical insurance coverage, life insurance equal to twice (two times) the annual base salary, and other fringe benefits provided to full time, non-union employees of the Employer. An auto allowance will be provided, or alternately, a leased vehicle for company use at a cost not to exceed $600 per month plus insurance, fuel, and operating maintenance.

5.3 Expenses. The Employer shall reimburse the Employee for reasonable out-of-pocket expenses incurred by the Employee in fulfilling his duties. The Employer shall, within its financial means and constraints, provide the Employee with suitable office facilities, equipment, supplies, and staff.

Section 6.     Termination.

6.1 For Cause. The Employer may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty;
(b) material violation by Employee of any of his obligations under this Agreement; (c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Employer; (d) conduct involving moral turpitude; (e) gross insubordination or repeated insubordination after written warning by the Chair of the Board; or (f) material and continuing failure by the Employee to perform duties described in this Agreement in a quality and professional manner for at least sixty (60) days after written warning by the President or Board of Directors or its Chair. Upon termination "for cause", the Employer's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination, and the Employee shall not be entitled to any compensation after the date of termination.

6.2 Upon Death. In the event of the Employee's death during the term of this Agreement, the Employer's sole and exclusive obligation will be to pay the Employee's spouse, if living, or siblings, if living, or his estate, if his spouse and/or siblings are not then living, the Employee's compensation earned through the date of death, including any stock issuance due at time of death or in the future, plus 3 months base compensation as severance.

6.3 Upon Disability. The Employer may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he is unable to perform his duties under the Agreement by reason of mental or physical illness or accident, for a period of three consecutive months. Upon termination by reason of the Employee's disability, the Employer's sole and exclusive obligation will be to pay the Employee his compensation earned through the date of termination plus three months base compensation severance.

Section 7.     Covenant Not to Compete.

7.1 Covenant. For a period of five years from the Effective Date of this Agreement, and for such period after five years as the Employee continues to be employed by the Employer, and for a one year period after the Employee's employment with the Employer has been terminated by either party, the Employee will not directly or indirectly:

      A. Enter into or attempt to enter into "Restricted Business" (as defined below) in the entertainment business;

      B. Induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Employer's business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Employer's business; or

     C. Use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Employer's business.

7.2 Indirect Activity. The term "indirectly" as used in section 7.1 above, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor.

7.3 Restricted Business. The term "Restricted Business" means the Internet, Seminar, or similar education training and learning industry but shall not be construed to include any teaching engagement directly with an accredited university or college system. Nevertheless, the Employee may own not more than five percent of the outstanding equity securities of a corporation that is engaged in the Restricted Business if the equity securities are listed for trading on a national stock exchange or is a reporting company under the Securities Exchange Act of 1934.

Section 8. Severability. The covenants set forth in this Agreement above shall be construed as a series of separate covenants, one for each county in each of the states of the United States to which such restriction applies. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included in this
Agreement, or shall find that the term or geographical scope of one or more of the separate covenants is unreasonably broad, the parties shall use their best good faith efforts to attempt to agree on a valid provision which shall be a reasonable substitute for the invalid provision. The reasonableness of the substitute provision shall be considered in light of the purpose of the covenants and the reasonable prospectable interests of the Employer and the Employee. The substitute provision shall be incorporated into this Agreement. If the parties are unable to agree on a substitute provision, then the invalid or unreasonably broad provision shall be deemed deleted or modified to the minimum extent necessary to permit enforcement.


Section 9. Confidentiality. The Employee acknowledges that he will develop and be exposed to information that is or will be confidential and proprietary to the Employer. The information includes customer lists, marketing plans, pricing data, product plans, software, and other intangible information. Such information shall be deemed confidential to the extent not generally known within the trade. The Employee agrees to make use of such information only in performance of his duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know.

Section 10. Remedies. The Employee acknowledges that monetary damages would be inadequate to compensate the Employer for any breach by the Employee of the covenants set forth in this Agreement. The Employee agrees that, in addition to other remedies, which may be available, the Employer shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any breach, or both, without the necessity of proving actual damages.

Section 11. Waiver. The waiver by the Employer of the breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

Section 12. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 13. Arbitration. If at anytime during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction thereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by both parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association (AAA) and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the AAA, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

Section 14. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

     This Agreement is made and entered this 24th day of October 2001.


Company:                                     PAN:
Twin  Faces East Entertainment Corporation    Pangaea Education Systems,  LLC
By:/s/ Michael Smolanoff                     By:/s/ Suzanne Miller
Michael Smolanoff, PhD, CEO                  Suzanne Miller, Ph.D., President

                                  Exhibit C
                        To Asset Acquisition Agreement

                   Preferred to Common Conversion Formula


Year End EBITDA            Conversion Ratio Preferred to Common

Less than $999,999         .5 share common for every 1 share of preferred

$1,000,000 to $2,999,999   1-share common for each 1 share of preferred

$3,000,000 to $4,999,999   1.5 shares common for each 1 share of preferred

$5,000,000 to $9,999,999   2 shares of common for each 1 share of preferred

$10,000,000 to $19,999,999 3 shares of common for each 1 share of preferred

$20,000,000 to $49,999,999 4   shares  of  common  for  each  one  share   of
                           preferred

Over $50,000,000           6   shares  of  common  for  each  one  share   of
                           preferred




Preferred my be converted to common in increments of 100,000 blocks on an annual basis as defined in the Agreement.



Company:                                     PAN:
Twin  Faces East Entertainment Corporation    Pangaea Education Systems,  LLC
By:/s/ Michael Smolanoff                     By:/s/ James Hansen
Michael Smolanoff, PhD, CEO                  James D. Hansen, Ph.D., CEO